UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NL INDUSTRIES, INC. Three Lincoln Centre 5430 LBJ Freeway Suite 1700 Dallas, Texas 75240-2620

March 29, 2023

To Our Shareholders:

You are cordially invited to attend the 2023 annual meeting of shareholders of NL Industries, Inc., which will be held on Thursday, May 18, 2023, at 10:00 a.m., local time, at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas, Texas 75240-2620. The matters to be acted upon at the meeting are described in the attached notice of annual meeting of shareholders and proxy statement.

Whether or not you plan to attend the meeting, please cast your vote as instructed on your notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.

Sincerely,

Loretta J. Feehan Chair of the Board

Courtney J. Riley Chief Executive Officer and President

NL Industries, Inc.

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2620

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2023

To the Shareholders of NL Industries, Inc.:

The 2023 annual meeting of shareholders of NL Industries, Inc. will be held on Thursday, May 18, 2023, at 10:00 a.m., local time, at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas, Texas 75240-2620, for the following purposes:

1.	to elect the seven director nominees named in the proxy statement to serve until the 2024 annual meeting of shareholders;
2.	to approve on a nonbinding advisory basis our named executive officer compensation;
3.	to approve, on a nonbinding advisory basis, the preferred frequency for shareholders to consider approving executive compensation;
4.	to approve the 2023 Non-Employee Director Stock Plan; and
5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 21, 2023 has been set as the record date for the meeting. Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination during normal business hours by any of our shareholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please cast your vote by following the instructions on the notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

Jane R. Grimm, Secretary

Dallas, Texas

March 29, 2023

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on May 18, 2023.

The proxy statement and annual report to shareholders (including NL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022) are available at www.viewproxy.com/nlindustries/2023.

-ii-

GLOSSARY OF TERMS

“2023 Non-Employee Director Stock Plan” or “2023 plan” means the 2023 Non-Employee Director Stock Plan described in proposal 4, which provides for grants of our common stock to our Non-Employee Directors.

“Alliance Advisors” means Alliance Advisors, LLC, our proxy management advisor, who will act as inspector of election for the annual meeting of shareholders.

“brokerage firm or other nominee” means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a shareholder holds its shares of our common stock.

“broker/nominee non-vote” means a non-vote by a brokerage firm or other nominee for shares held for a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.

“Code” means the Internal Revenue Code of 1986, as amended.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX” means CompX International Inc., our publicly held subsidiary that manufactures security products and recreational marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural L.L.C., one of our parent companies.

“EWI” means EWI RE, Inc., a wholly owned subsidiary of ours that, prior to our sale of its insurance and risk management business to a third party in November 2019, was a reinsurance brokerage and risk management company.

“Family Trust” means the Harold C. Simmons Family Trust No. 2, which was established for the benefit of Lisa K. Simmons, her late sister and their children.

“independent directors” means the following directors: John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr., Thomas P. Stafford and R. Colin Gouveia (who was a member of our board of directors from May 2022 to December 2022), as applicable.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.

“Kronos Worldwide” means Kronos Worldwide, Inc., a publicly held international manufacturer of titanium dioxide products in which we have a significant investment and that we account for on our financial statements using the equity method.

“LPC” means Louisiana Pigment Company, L.P., a partnership of which a wholly owned subsidiary of Kronos Worldwide and a subsidiary of Venator Materials PLC each owns 50%.

“named executive officer” means any person named in the 2022 Summary Compensation Table in this proxy statement.

“NL,” “us,” “we” or “our” means NL Industries, Inc.

“NYSE” means the New York Stock Exchange.

“NLKW” means NLKW Holding, LLC, a wholly owned subsidiary of ours.

“Non-Employee Director” means a member of the board of directors of NL who is not an employee of NL or of any affiliate (as defined in the 2023 Non-Employee Director Stock Plan) of NL.

“PCAOB” means the Public Company Accounting Oversight Board, a private sector, non-profit corporation that oversees auditors of U.S. public companies.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 21, 2023, the date our board of directors set for the determination of shareholders entitled to notice of and to vote at the 2023 annual meeting of our shareholders.

“RPT Policy” means the NL Industries, Inc. Policy Regarding Related Party Transactions, as amended and restated effective February 24, 2022.

“Say-on-Pay” means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

-iii-

“Say-When-on-Pay” means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings as such proposal is described in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“shareholder of record” means a shareholder of our common stock who holds shares in its name in certificate form or electronically with our transfer agent, Computershare.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“Valhi” means Valhi, Inc., our publicly held parent corporation that is a diversified holding company of which Kronos Worldwide is also a subsidiary.

-iv-

NL INDUSTRIES, INC.

Three Lincoln Centre

5430 LBJ Freeway, Suite 1700

Dallas, Texas 75240-2620

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2023 annual meeting of shareholders to be held on Thursday, May 18, 2023, and at any adjournment or postponement of the meeting. We are furnishing our proxy materials to holders of our common stock as of the close of business on March 21, 2023. We will begin distributing a notice of internet availability of our proxy materials to the holders of our common stock on or about April 4, 2023. Our proxy materials include:

●	the accompanying notice of the 2023 annual meeting of shareholders;
●	this proxy statement;
●	our 2022 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
●	a proxy card or voting instruction form.

We are not incorporating the 2022 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material. The accompanying notice of annual meeting of shareholders sets forth the time, place and purposes of the meeting. Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.

Please refer to the Glossary of Terms on page iii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?
A:	At the annual meeting, shareholders will vote on the following, as described in this proxy statement:
●	Proposal 1 – the election of the seven director nominees named in this proxy statement; and
●	Proposal 2 – the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay).
●	Proposal 3 – the approval, on a nonbinding advisory basis, of the preferred frequency shareholders will consider approving executive compensation (Say-When-on-Pay).
●	Proposal 4 – the approval of the 2023 Non-Employee Director Stock Plan.

In addition, shareholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?
A:	The board of directors recommends that you vote FOR:
●	the election of each of the nominees for director named in this proxy statement; and

●	the approval and adoption of proposal 2 (Say-on-Pay);
●	as set forth in proposal 3 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years; and
●	the approval of the 2023 Non-Employee Director Stock Plan.
Q:	Who is allowed to vote at the annual meeting?
A:

The board of directors has set the close of business on March 21, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 48,815,734 shares of our common stock were issued and outstanding. Each share of our common stock entitles its holder to one vote.

Q:	Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
A:

Pursuant to the SEC notice and access rules we furnish proxy materials over the internet to both our shareholders of record and our shareholders who hold our common stock through a brokerage firm or other nominee. We believe that taking advantage of these rules expedites our shareholders’ receipt of proxy materials, while also lowering the costs associated with conducting our annual meeting. You can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received. The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2022 Annual Report to Shareholders and a voting instruction form or proxy card.

Q:	How do I vote if I am a shareholder of record?
A:

If you hold shares of our common stock in your name in certificate form or electronically with our transfer agent, Computershare, and not through a brokerage firm or other nominee, you are a shareholder of record. As a shareholder of record, you may:

●	vote over the internet at www.aalvote.com/NL;
●	vote by telephone using the voting procedures set forth on your proxy card;
●	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the proxy card in the envelope provided; or
●	vote in person at the annual meeting.
Q:

What are the consequences if I am a shareholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement or proposal 2 (Say-on-Pay), proposal 3 (Say-When-on-Pay) or proposal 4 (2023 Non-Employee Director Stock Plan)?

A:	If you are a shareholder of record the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.
Q:	How do I vote if my shares are held through a brokerage firm or other nominee?
A:

If you hold your shares through a brokerage firm or other nominee, you must follow the instructions on your notice of internet availability of proxy materials or on your voting instruction form, on how to vote your shares. In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided on your notice of internet availability of proxy materials or voting instruction form.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or proposal 2 (Say-on-Pay), proposal 3 (Say-When-on-Pay) or proposal 4 (2023 Non-Employee Director Stock Plan) in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares. If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or proposal 2, proposal 3 or proposal 4, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on proposal 2, proposal 3 or proposal 4 and your vote will be counted as a “broker/nominee non-vote.” “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client. How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum and the requisite votes necessary to elect a director nominee or approve proposal 2, proposal 3 or proposal 4.

Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?
A:

If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials or voting instruction form on how to obtain the appropriate documents to vote in person at the meeting.

Q:	Who will count the votes?
A:	The board of directors has appointed Alliance Advisors to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.
Q:	Is my vote confidential?
A:	Yes. All proxy cards, ballots or voting instructions will be kept confidential in accordance with our by-laws.
Q:	How do I change or revoke my proxy instructions if I am a shareholder of record?
A:	If you are a shareholder of record, you may change or revoke your proxy instructions in any of the following ways:
●	delivering to Alliance Advisors a written revocation;
●	submitting another proxy card bearing a later date;
●	changing your vote on www.aalvote.com/NL;
●	using the telephone voting procedures set forth on your proxy card; or
●	voting in person at the annual meeting.
Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?
A:

If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?
A:	A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.

Shares that are voted “abstain” or “withheld” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the 2023 annual meeting that would allow a brokerage firm or nominee to vote uninstructed shares. If a brokerage firm or other nominee receives no instruction for the election of any director nominee and receives no instruction for proposal 2, proposal 3 and proposal 4, such uninstructed shares will be counted as not entitled to vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting. If a brokerage firm or other nominee receives instructions on the election of at least one director nominee or on proposal 2, proposal 3 or proposal 4, such instructed shares will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

Valhi directly held approximately 82.7% of the outstanding shares of our common stock as of the record date. Valhi has indicated its intention to have its shares of our common stock represented at the meeting. If Valhi attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?
A:

Under applicable state law and our governing documents, a plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee. Our governing documents do not authorize cumulative voting. Accordingly, the seven candidates receiving the highest number of affirmative votes at the annual meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. There is no “against” option, and votes that are “withheld” or not cast, including broker/nominee non-votes, will not be counted toward that nominee’s achievement of a plurality.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?
A:

The shareholder resolution contained in this proposal provides that the nonbinding affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required to approve a certain frequency of future Say-on-Pay proposals in proposal 3 (Say-When-on-Pay)?
A:

Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our by-laws or New Jersey law to approve a certain frequency of future Say-on-Pay proposals. Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes cast will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our shareholders to hold a nonbinding advisory vote more or less frequently than the option our shareholders choose by a plurality of the affirmative votes. Since this proposal needs only receive the plurality of affirmative votes cast at the meeting by our shareholder represented and entitled to vote to approve the preferred frequency of future Say-on-Pay proposals, an abstention or a broker/nominee non-vote on this proposal will have no effect on the outcome of this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 4 (2023 Non-Employee Director Stock Plan)?
A:

The affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the requisite vote to approve the 2023 Non-Employee Director Stock Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR approval of the 2023 Non-Employee Director Stock Plan. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will approve this proposal.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?
A:

Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of the majority of the outstanding shares represented and entitled to vote at the meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Q:	If I am a shareholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?
A:

If you are a shareholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q:	Who will pay for the cost of soliciting the proxies?
A:

We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to shareholders. In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instruction forms to the beneficial owners of our common stock that hold such stock in accounts with such entities.

CONTROLLING SHAREHOLDER

Valhi is the direct holder of approximately 82.7% of the outstanding shares of our common stock as of the record date. Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement and FOR proposal 2 (Say-on-Pay) and proposal 4 (2023 Non-Employee Director Stock Plan) and, with respect to proposal 3, for approval of an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will elect all of the nominees named in this proxy statement to the board of directors and will approve proposal 2 and proposal 4 and, with respect to proposal 3, will approve an annual Say-on-Pay.

SECURITY OWNERSHIP

Ownership of NL. The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each of our directors, each of the named executive officers (which include one former executive officer), and all of our current directors and executive officers as a group. See footnotes 3 and 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	NL Common Stock (1)
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (2)
5% Shareholders:

Harold C. Simmons Family Trust No. 2	40,387,531	(3)(4)	82.7%
Lisa K. Simmons	40,387,531	(3)(4)	82.7%

Directors and Named Executive Officers

Loretta J. Feehan	26,150	(5)	*
John E. Harper	23,150	(5)	*
Meredith W. Mendes	19,650	(5)	*
Cecil H. Moore, Jr.	34,650	(5)	*
Courtney J. Riley	‑0‑	(5)	‑0‑
Michael S. Simmons	‑0‑	(5)	‑0‑
Thomas P. Stafford	19,650	(5)	*

Robert D. Graham	6,500	(5)	*
Andrew B. Nace	‑0‑	(5)	‑0‑
John R. Powers, III	‑0‑	(5)	‑0‑
Amy A. Samford	2,000	(5)	*

Current directors and executive officers as a group (15 persons)	126,250	(5)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. Except as noted in footnote 4 to this table, the business address for each listed person or entity is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.
(2)	The percentages set forth above and in the following footnotes are based on 48,815,734 shares of our common stock outstanding as of the record date.

(3)	The shares reported in this table for the Family Trust and Ms. Simmons consist of 40,387,531 shares held directly by Valhi. See footnote 4 to this table, below.
(4)	The following is a description of certain related entities or persons that may be deemed to beneficially own outstanding shares of our common stock.

A majority of Contran’s outstanding voting stock is held directly by Ms. Simmons and various family trusts established for the benefit of Ms. Simmons, Thomas C. Connelly (the husband of Ms. Simmons’ late sister) and their children and for which Ms. Simmons or Mr. Connelly, as applicable, serves as trustee (collectively, the “Other Trusts”). With respect to the Other Trusts for which Mr. Connelly serves as trustee, he is required pursuant to a stockholders agreement to vote the shares of Contran voting stock held in such trusts in the same manner as Ms. Simmons. Such voting rights of Ms. Simmons last through April 22, 2030 and are personal to Ms. Simmons. The remainder of Contran’s outstanding voting stock is held by the Family Trust, for which Tolleson Private Bank, a third-party financial institution, serves as trustee (the “Trustee”). Ms. Simmons can appoint qualifying successor trustees of the Family Trust if the Trustee resigns or otherwise decides not to serve as trustee. The business address of the Family Trust (and the Trustee) is 5550 Preston Road, Suite B, Dallas, Texas 75205.

Ms. Simmons serves as chair of the board of directors of Contran, and two other members of Contran management also serve on the board of directors of Contran.

Contran is the holder of the sole membership interest of Dixie Rice and may be deemed to control Dixie Rice.

Ms. Simmons and the Family Trust are related to the following entities that directly hold the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.3%
NLKW	30.5%
Contran	Less than 1%

Ms. Simmons and the Family Trust are related to Dixie Rice, which directly holds 91.5% of the outstanding shares of Valhi common stock. We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 1,197,746 shares and 143,743 shares, respectively, of Valhi common stock. Since we and Kronos Worldwide are majority owned subsidiaries of Valhi, and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes. Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.

By virtue of the stock ownership of each of us, Kronos Worldwide, Valhi, Dixie Rice and Contran, Ms. Simmons being a beneficiary of the Family Trust, the direct holdings of Contran voting stock by Ms. Simmons, the voting rights conferred to Ms. Simmons by a stockholders agreement relating to Contran stock, Ms. Simmons’ position as chair of the Contran board, and the Family Trust’s ownership of Contran voting stock, in each case as described above:

●	Ms. Simmons and the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust) may be deemed to control each of Contran, Dixie Rice, Valhi, Kronos Worldwide, CompX and us; and
●	Ms. Simmons, the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust), Contran, Dixie Rice, Valhi and Kronos Worldwide and we may be deemed to possess indirect beneficial ownership of shares of common stock directly held by such entities, including any shares of our common stock.

Ms. Simmons disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any. The Family Trust (and the Trustee) disclaim beneficial ownership of all shares of our common stock, except to the extent of their pecuniary interest in such shares, if any.

(5)	Each of our directors or executive officers disclaims beneficial ownership of any shares of our common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

We understand that Contran and related entities or persons may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities. We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies. Some of our directors and executive officers own equity securities of certain companies related to us.

Ownership of Kronos Worldwide and Valhi. The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and Valhi common stock held by each of our current directors, each of the named executive officers (which include one former executive officer), and all of our current directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals with the SEC or upon information provided by such persons.

	Kronos Worldwide Common Stock			Valhi Common Stock
	Amount and Nature		Percent of	Amount and Nature		Percent of
	of Beneficial		Class	of Beneficial		Class
Name of Beneficial Owner	Ownership (1)		(1)(2)	Ownership (1)		(1)(3)
Loretta J. Feehan	14,450	(4)	*	3,691	(4)	*
John E. Harper	9,450	(4)	*	‑0‑	(4)	‑0‑
Meredith W. Mendes	6,950	(4)	*	‑0‑	(4)	‑0‑
Cecil H. Moore, Jr.	23,974	(4)	*	‑0‑	(4)	‑0‑
Courtney J. Riley	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑
Michael S. Simmons	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑
Thomas P. Stafford	29,258	(4)	*	‑0‑	(4)	‑0‑

Robert D. Graham	21,000	(4)	*	2,182	(4)	*
Andrew B. Nace	8,725	(4)	*	‑0‑	(4)	‑0‑
John R. Powers, III	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑
Amy A. Samford	2,000	(4)	*	1,000	(4)	*

Current directors and executive officers as a group (15 persons)	96,307	(4)	*	7,191	(4)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.
(2)	The percentages are based on 115,308,469 shares of Kronos Worldwide common stock outstanding as of the record date.
(3)	The percentages are based on 28,279,493 shares of Valhi common stock outstanding for voting purposes as of the record date. We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 1,197,746 shares and 143,743 shares, respectively, of Valhi common stock. Since we and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes. Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.
(4)	Each of our directors or executive officers (and Mr. Graham, our former officer) disclaims beneficial ownership of any shares of Kronos Worldwide or Valhi common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A common stock held by each of our current directors, each of our named executive officers, and all of our current directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership (1) (2)		Class (1) (2)
Loretta J. Feehan	9,750	(3)	*
John E. Harper	‑0‑	(3)	‑0‑
Meredith W. Mendes	‑0‑	(3)	‑0‑
Cecil H. Moore, Jr.	2,695	(3)	*
Courtney J. Riley	‑0‑	(3)	‑0‑
Michael S. Simmons	‑0‑	(3)	‑0‑
Thomas P. Stafford	‑0‑	(3)	‑0‑

Robert D. Graham	2,000	(3)	*
Andrew B. Nace	1,807	(3)	*
John R. Powers, III	‑0‑	(3)	‑0‑
Amy A. Samford	1,000	(3)	*

Current directors and executive officers as a group (15 persons)	16,752	(3)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.
(2)	The percentages are based on 12,307,157 shares of CompX class A common stock outstanding as of the record date. We directly hold approximately 87.4% of the outstanding shares of CompX class A common stock.
(3)	Each of our directors or executive officers (and Mr. Graham, our former officer) disclaims beneficial ownership of any shares of CompX class A common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides that the board of directors shall consist of one or more persons within the minimum and maximum limitations set forth in our by-laws. Our by-laws provide that the number of the directors shall be not less than one nor more than 17 persons and, absent shareholder action to the contrary, the exact number of directors within such limitations shall be fixed from time to time by our board of directors. Our board of directors has currently set the number of directors at seven. The board of directors recommends the seven director nominees named in this proxy statement for election at our 2023 annual shareholder meeting. The directors elected at the meeting will hold office until our 2024 annual shareholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the 2023 annual meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee. The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director. All of our nominees have extensive senior management and policy-making experience or significant accounting experience. Each of the nominees is knowledgeable about our business. Each of our independent directors is financially literate. The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him or her for election as a director.

Loretta J. Feehan, age 67, has served as chair of the board (non-executive) of us, CompX, Kronos Worldwide and Valhi since 2017 and as a director of each such company since 2014. She is a certified public accountant who consults on financial and tax matters. Prior to forming her own practice, she served as a tax partner with Deloitte and Touche LLP serving primarily corporate clients. Ms. Feehan also taught continuing education courses from 2002 to 2016 to tax practitioners around the country for Accountant’s Education Services. Ms. Feehan has been a financial advisor to Lisa K. Simmons since prior to 2018.

Ms. Feehan has nine years of experience as a director of us, CompX, Kronos Worldwide and Valhi. She has over 45 years of financial and tax accounting and auditing experience, certain years of which were as a partner of one the largest international accounting firms.

John E. Harper, age 61, has served on our board of directors since 2016. Mr. Harper is currently a private investor. He previously served as vice president and chief financial officer of Dell Services, a business unit of the global information technology company Dell Inc., from 2009 to 2014. Prior to the 2009 acquisition of Perot Systems Corporation, a worldwide provider of information technology services and business solutions, by Dell, he worked for 16 years with Perot Systems, most recently as their chief financial officer. Before joining Perot Systems, he worked for nine years in the audit practice of Ernst & Young LLP, serving a number of industries including technology, manufacturing, education and oil and gas. From 2015 to 2016, Mr. Harper served as a director and chairman of the audit committee and member of the compensation committee of Rackspace Hosting, Inc., a world leader in the managed cloud segment of the business information technology market. Mr. Harper is a licensed certified public accountant. Since 2016, he has served as a director and on the audit committee of Kronos Worldwide. Mr. Harper is a member of our audit committee.

Mr. Harper has seven years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

Meredith W. Mendes, age 64, has served on our board of directors since 2018. Since 2022, Ms. Mendes has served as the chief executive officer of Matthew Pritzker Company LLC, a single-family office. From 2020 to 2022, she served as chief operating officer and a partner of Gresham Partners, LLC, an independent wealth management and investment advisory firm, where she was responsible for finance, technology, cybersecurity, client and investment operations, facilities, legal and other support functions. From 2005 to 2020, Ms. Mendes served as executive director and chief operating officer of Jenner & Block LLP, a law firm with more than 500 attorneys with offices across the United States and in London, where she was responsible for firm-wide operations relating to finance, technology, facilities and real estate, human resources and other support functions. From 1999 to 2005, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc., a global communications marketing firm.   Since 2019, Ms. Mendes has served as a director and on the audit and nominating and corporate governance committees of Quanex Building Products Corporation (NYSE: NX), a manufacturer of window and door, and kitchen and bath cabinet components sold to original equipment manufacturers. From 2016 to 2019 Ms. Mendes served as a director and on the audit and nominating and corporate governance committees of Inland Residential Properties Trust, Inc., a real estate investment trust sponsored by Inland Real Estate Investment Corporation, which acquired and managed a portfolio of multi-family properties located primarily in the top 100 U.S. metropolitan statistical areas. From 2014 to 2016, Ms. Mendes served as a director and on the audit and nominating and corporate governance committees of IRC Retail Centers LLC (f/k/a Inland Real Estate Corporation), a national commercial real estate and finance company (she also served on their compensation committee from 2015 to 2016).  From 1999 to 2016, Ms. Mendes served as director and on the financial review (formerly audit) and compensation committees of C-Line Products, Inc., a developer and manufacturer of plastic storage, identification and organization items for the office products industry. Ms. Mendes has a law degree from Harvard Law School, a Master of Business Administration degree with a finance concentration from the University of Chicago Booth School of Business and an AB (magna cum laude) from Brown University.  Ms. Mendes is an Illinois licensed certified public accountant.  Ms. Mendes has earned her CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University. Since 2018, Ms. Mendes has served as a director and on the audit committee of Kronos Worldwide.  She is a member of our audit committee.

Ms. Mendes has five years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. She also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which she currently serves or formerly served.

Cecil H. Moore, Jr., age 83, has served on our board of directors since 2003. Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm. Among other positions, he served as managing partner of the firm’s Dallas, Texas office from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm’s Dallas, Texas office for 12 years. From 2014 to 2016, Mr. Moore served as a director and chairman of the audit committee of Sizmek Inc., a former publicly held on-line advertising business that was spun-off in 2014 by Digital Generation, Inc. From 2011 to 2014, he served as a director and chairman of the audit committee of Digital Generation, Inc., a former publicly held provider of digital technology services to media outlets. From 2003 until 2009, Mr. Moore served as a director and chairman of the audit committee of Perot Systems. Mr. Moore is a licensed certified public accountant. He has served as a director and as the chairman of the audit committee of Kronos Worldwide since prior to 2018, and as a member of its management development and compensation committee since May 2019. From 2016 until 2019, he served as a director and as the chairman of the audit committee of CompX. He is a member of our management development and compensation committee and serves as the chairman of our audit committee.

Mr. Moore has over 19 years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

Courtney J. Riley, age 57, has served on our board of directors since May 2022. She has served as our chief executive officer since 2021 and as our president since 2017. She previously served as our executive vice president, environmental affairs during 2017; as our general counsel from 2016 to 2017; and as our vice president, environmental affairs from 2012 to 2017. She currently serves as executive vice president of Valhi; as executive vice president, chief transformation officer of Kronos Worldwide; and as senior vice president of Contran. Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to us and Contran since 2009.

Ms. Riley has extensive experience with our business. She also has senior executive, operating, corporate governance, finance and financial accounting oversight experience with us and from other publicly and privately held entities related to us for which she currently serves or formerly served.

Michael S. Simmons, age 51, has served on our board of directors and as our vice chairman of the board since January 2023. He previously served as our executive vice president from May 2022 to January 2023. He currently serves as vice chairman of the board, president and chief executive officer of Valhi; as vice chairman of the board of Kronos Worldwide and CompX; and as president and chief executive officer of Contran. He has served as a director of Valhi and CompX since May 2022 and as a director of Kronos Worldwide and Contran since January 2023. Mr. Simmons has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2018. From 1994 to 2018, Mr. Simmons was employed by PwC, most recently as a managing director.

Mr. Simmons has extensive experience with our business. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience with us, from one of the largest independent international public accounting firms, and from other publicly and privately held entities related to us for which he currently serves or formerly served.

General Thomas P. Stafford (retired), age 92, served on our board of directors from 1984 to 1986 and was re-appointed in 2000. Gen. Stafford was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. He then served as U.S. Air Force Deputy Chief of Staff for Research and Development and Acquisition and retired in 1979. After his retirement, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position from 1979 to 1984, when he joined General Technical Services, Inc., a consulting firm. In 1982 Gen. Stafford founded Stafford, Burke and Hecker, Inc., a Washington-based consulting firm and served the firm until 2005. Gen. Stafford has more recently served as an advisor to a number of government agencies including the National Aeronautics and Space Administration (NASA) and the Air Force Material Command. He is currently chairman of the NASA Advisory Council Task Force on the International Space Station Program, and also served as co-chairman of the Stafford-Covey NASA Space Shuttle Return to Flight Task Group. Gen. Stafford has received many honors and decorations including the Congressional Space Medal of Honor. He was elected to the National Academy of Engineering in 2014. Since prior to 2018, Gen. Stafford has served as a director of Kronos Worldwide and a member of its audit, and management development and compensation committees. He is a member of our audit committee and serves as chairman of our management development and compensation committee.

Gen. Stafford has over 24 years of experience on our board of directors and over 18 years of experience on our audit committee and management development and compensation committee. He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from various government entities and from other publicly and privately held entities for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers. Each executive officer serves at the pleasure of the board of directors. Biographical information with respect to Michael S. Simmons and Courtney J. Riley is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)

Michael S. Simmons	51	Vice Chairman of the Board
Courtney J. Riley	57	President and Chief Executive Officer
Andrew B. Nace	58	Executive Vice President
Amy Allbach Samford	48	Executive Vice President and Chief Financial Officer
Bryan A. Hanley	42	Senior Vice President and Treasurer
John R. Powers, III	50	Senior Vice President and General Counsel
Patricia A. Kropp	63	Vice President, Employee Benefits
Bart W. Reichert	52	Vice President, Internal Audit
Amy E. Ruf	46	Vice President and Controller
Darci B. Scott	48	Vice President, Tax

Andrew B. Nace has served as our executive vice president since 2017. He previously served as our vice president from 2013 to 2017. He currently serves as executive vice president of Kronos Worldwide and CompX, and as executive vice president and general counsel of Valhi and Contran. He has served as a director of Contran since January 2023. Mr. Nace has served in legal positions (including officer positions) with various companies related to us and Contran since 2003.

Amy Allbach Samford has served as our executive vice president since May 2022 and as our chief financial officer since 2019. She previously served as our senior vice president from 2021 to 2022; as our vice president from 2016 to 2021; and as our controller from 2016 to 2019. She currently serves as executive vice president and chief financial officer of Valhi, CompX and Contran and as executive vice president of Kronos Worldwide. Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.

Bryan A. Hanley has served as our senior vice president since May 2022 and as our treasurer since 2017. He previously served as our vice president from 2017 to 2022. He currently serves as senior vice president and treasurer of Kronos Worldwide, Valhi and CompX and as Contran’s vice president and treasurer. From 2013 to 2017, Mr. Hanley served as assistant treasurer and director, investor relations, of Pier 1 Imports, Inc., a retailer specializing in home furnishings and décor, and also served as its assistant treasurer from 2010 to 2013.

John R. Powers, III has served as our senior vice president since May 2022 and as our general counsel since 2017. He previously served as our vice president from 2017 to 2022. Mr. Powers has served in legal positions with various companies related to us and Contran since 2011.

Patricia A. Kropp has served as our vice president, employee benefits since 2019. She currently serves as senior vice president, global human resources of Kronos Worldwide and as vice president, human resources of Contran. Ms. Kropp has served in human resources positions (including officer positions) with various companies related to us and Contran since 2015.

Bart W. Reichert has served as our vice president, internal audit since 2021. He has also served as vice president, internal audit for CompX, Valhi and Kronos Worldwide since 2021. From 1994 to 2021, Mr. Reichert was employed by PwC, most recently as a managing director.

Amy E. Ruf has served as our vice president and controller since June 2021. She currently serves as vice president and controller of CompX. Ms. Ruf has served in various accounting and financial positions in various companies related to us and Contran since 2004.

Darci B. Scott has served as our vice president, tax since 2020. She currently serves as vice president, tax – financial reporting of Valhi and as vice president, tax of CompX. Ms. Scott has served in various tax accounting positions with various companies related to us and Contran since 2006.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees. Because of Valhi’s direct ownership of approximately 82.7% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees. While we currently have a majority of independent directors, we have chosen not to have an independent nominations or corporate governance committee or charters for these committees. Our board of directors believes that the full board of directors best represents the interests of all of our shareholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors. Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr. and Thomas P. Stafford are independent and have no material relationship with us other than serving as our directors. While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee, including not having a charter for our management development and compensation committee.

2022 Meetings and Standing Committees of the Board of Directors. The board of directors held five meetings and took action by written consent on two occasions in 2022. Each of our incumbent directors attended all the board meetings and meetings of the committees on which he or she served that were held while he or she was in office during 2022. It is expected that each director nominee will attend our 2023 annual meeting of shareholders, which is held immediately before the annual meeting of the board of directors. All of our directors who were elected at our 2022 annual shareholder meeting attended such meeting.

The board of directors has established and delegated authority to two standing committees, which are described below. The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual shareholder meeting. The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.

Audit Committee. Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes, and to our management of risk. The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter. Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

●	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and
●	Cecil H. Moore, Jr., John E. Harper and Meredith W. Mendes are each an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees. For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement. The current members of our audit committee are Cecil H. Moore, Jr. (chairman), John E. Harper, Meredith W. Mendes and Thomas P. Stafford. Our audit committee held seven meetings in 2022. R. Colin Gouveia was previously a member of our audit committee from May 2022 to December 2022, when he served on our board of directors. Our audit committee held seven meetings in 2022.

Management Development and Compensation Committee. The principal responsibilities of our management development and compensation committee are:

●	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to our ISA with Contran;
●	to review certain matters regarding our defined benefit plans or programs;
●	to review, approve, administer and grant awards under our director stock plan; and
●	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards). The management development and compensation committee may delegate to its members or our officers any or all of its authority as it may choose subject to certain limitations of New Jersey law on what duties directors may delegate. The management development and compensation committee has delegated to a committee of our officers the authority to oversee the administration of the benefit plans sponsored by us for our retirees and their dependents. With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement. With respect to director cash compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee. The current members of our management development and compensation committee are Thomas P. Stafford (chairman) and Cecil H. Moore, Jr. Our management development and compensation committee held one meeting and took action by written consent on one occasion in 2022.

Risk Oversight. Our board of directors oversees the actions we take in managing our material risks. Our management is responsible for our day-to-day management of risk. The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions. The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.

Our audit committee oversees risks associated with financial and accounting matters, including our financial reporting and internal control systems. The audit committee annually receives management’s report and assessment on the risk of fraud, and also periodically receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud. In addition, the audit committee has responsibility for facilitating the board’s process of oversight of our overall risk management approach, and in that regard the audit committee annually receives management’s report on identification and assessment of our material business risks and management’s approach for providing periodic updates to the board and applicable committees.

Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.

The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees. Historically, our management has recommended director nominees to the board of directors. As stated in our corporate governance guidelines:

●	our board of directors has no specific minimum qualifications for director nominees;
●	each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

●	the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our current and future operations.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines. The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees. While we do not have any policy regarding the diversity of our nominees, the board does consider diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities. The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.

Leadership Structure of the Board of Directors and Independent Director Meetings. Loretta J. Feehan serves as our chair of the board (non-executive), and our chief executive officer Courtney J. Riley serves on our board. The board of directors believes our current leadership structure is appropriate for a controlled company under the NYSE corporate governance guidelines. While there is no single organizational structure that is ideal in all circumstances, the board of directors believes that having different individuals serve as our chair of the board (non-executive) and as our chief executive officer reflects the established working relationship for these positions regarding our business and provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans. In addition, the board of directors believes that since Ms. Feehan is a representative of Contran, her service as our chair of the board (non-executive) is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term shareholder value for all of our shareholders. We have in the past, and may in the future, have a leadership structure in which the same individual serves as our chairman of the board and as our chief executive officer. In those instances, the individual has been, or would be expected to be, an employee or representative of Contran.

Pursuant to our corporate governance guidelines, our non-management directors (who are not executive officers of NL) are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without management participation. Our independent directors also meet at least once annually, without the participation of our other directors who are not independent. We are not required to have a lead independent director under the NYSE corporate governance standards. While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our non-management and independent directors. In 2022, we complied with the NYSE requirements for meetings of our independent and non-management directors.

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders. Shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings, consistent with rules adopted by the SEC. We must receive such proposals not later than December 6, 2023 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of shareholders in 2024. Our by-laws require that the proposal set forth a brief description of the proposal, the name and address of the proposing shareholder as they appear in our records, the number of shares of our common stock the shareholder holds and any material interest the shareholder has in the proposal.

The board of directors will consider the director nominee recommendations of our shareholders in accordance with our by-laws and SEC rules. Our by-laws require that a nomination set forth the name and address of the nominating shareholder, a representation that the shareholder will be a shareholder of record entitled to vote at the annual shareholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the shareholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

For proposals or director nominations to be brought at the 2024 annual meeting of shareholders but not included in the proxy statement for such meeting, our by-laws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 13, 2024. In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the deadline for nominations under the advance notice provisions of our by-laws (that is, in most cases no later than February 13, 2024) and must include both the information required by our by-laws and by Rule

14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act. Proposals and nominations should be addressed to our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.

Communications with Directors. Shareholders and other interested parties who wish to communicate with the board of directors or its non-management or independent directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary. These complaints or concerns will be forwarded to the chairman of our audit committee. We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation. During 2022, Thomas P. Stafford and Cecil H. Moore, Jr. served on our management development and compensation committee. No member of the committee:

●	was an officer or employee of ours during 2022 or any prior year;
●	had any related party relationships with us that requires disclosure under applicable SEC rules; or
●	had any interlock relationships under applicable SEC rules.

For 2022, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules. However, during 2022 Robert D. Graham was an executive officer of ours and on the board of directors of Contran when concurrently also serving as one of our directors.

Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics. The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Only the board of directors may amend the code. Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code. We intend to disclose changes to or waivers from the code by posting to our website at www.nl-ind.com (under the company-corporate governance section) if disclosure is required by SEC or NYSE rules.

Corporate Governance Guidelines. We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the non-management or independent directors.

Availability of Corporate Governance Documents. A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.nl-ind.com under the company-corporate governance section.

Employee, Officer and Director Hedging. We have not adopted any policies or practices regarding hedging of our equity securities by our employees (including officers) or directors. However, our employees (including officers) and directors must comply with our insider trading policy, which applies to hedging transactions involving our securities as it does to transactions in our securities generally.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis. This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers. In each of the last three years, all of our named executive officers were employed by Contran and provided their services to us pursuant to our ISA with Contran. Such individuals also provided services to CompX and Kronos Worldwide under Contran’s ISAs with those companies.

As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the six persons whose compensation is summarized in the 2022 Summary Compensation Table in this proxy statement. Such phrase is not intended to refer, and does not refer, to all of our executive officers.

Nonbinding Advisory Shareholder Vote on Executive Officer Compensation. For the 2022 annual meeting of shareholders, we submitted a nonbinding advisory proposal recommending the shareholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2022 proxy statement. At the annual meeting, the resolution received the affirmative vote of 85.1% of the shares of our common stock eligible to vote at the annual meeting. We considered the favorable result and determined not to make any material changes to our compensation practices.

Intercorporate Services Agreements. We pay Contran a fee for services provided by Contran to us pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer. Such services provided under this ISA included the services of our named executive officers, all of which as noted above were employed by Contran, and as a result a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers. The nature of the duties of each of our named executive officers who are employees of Contran are consistent with the duties normally associated with the officer titles and positions such officer holds with us. Pursuant to Contran’s ISAs with CompX and Kronos Worldwide, those companies also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.

The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year. The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services. See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2022 under these ISAs. Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its other publicly and privately held subsidiaries. For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran under these ISAs attributable to each of their services is set forth in the 2022 Summary Compensation Table in this proxy statement. As discussed further below, the amounts charged under the ISAs are dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year. The amount charged under the ISAs is not dependent upon our financial performance.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us. Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages. Contran’s aggregate cost of employing each of its employees comprises:

●	the annualized base salary of such employee at the beginning of the year;

●	an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses, if any, for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

●	Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead amount applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services. For 2020, an overhead factor of 25% was applied to the base salary to the employee to determine the estimated overhead amount. Beginning with the 2021 charge, the estimated overhead amount for each employee is determined using a headcount-based methodology and is the same amount for each individual providing services under the ISA.

Contran’s senior management subsequently make such adjustments to the details of the proposed ISA charge as they deem necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year reported in the 2022 Summary Compensation Table, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge. Among other things during such presentation, the committee was informed of:

●	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;

●	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

●	the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

●	the comparison of the prior year and proposed current year average hourly rate; and

●	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed ISA fee to be charged to us, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, as discussed above, including the cost of employing our named executive officers, in the aggregate and not individually. After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding, based on their collective business judgment and experience without performing any independent market research, that:

●	the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

●	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

●	any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

●	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:

o	each of our named executive officers provides services to multiple companies related to Contran, including Contran itself, and the percentage of time devoted to each company by our named executive officers varies;
o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of our named executive officers;
o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of our named executive officers; and
o	the members of our management development and compensation committee consider the factors discussed above, applying their collective business judgment and experience, in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2022.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis. Section 162(m) of the Code generally disallows an income tax deduction to publicly held companies for compensation over $1.0 million paid to the company’s chief executive officer, chief financial officer and three other most highly compensated executive officers. To the extent any individual’s charge to a publicly held company under the ISA (plus any other amounts required by tax regulations) is in excess of $1.0 million, the deductibility by the company of the charge for income tax purposes would be limited under Section 162(m), if such section were to be deemed applicable as it relates to the ISA. However, Contran has agreed to absorb the impact of any such income tax deduction disallowance resulting from such totals in excess of $1.0 million. In each of 2020, 2021 and 2022, the $1.0 million limit was exceeded by NL for certain individuals, and it may be exceeded in 2023.

No Director Fees or Equity-Based Compensation for Executives.  Our executive officers, including our named executive officers, are not eligible to receive cash compensation or equity-based compensation for their service on the board of directors of us, CompX or Kronos Worldwide. For the years reflected in the 2022 Summary Compensation Table, we did not pay Mr. Graham any compensation for his service as a director of us, CompX or Kronos Worldwide and did not pay Ms. Riley for her services as one of our directors.

Prior to 2020, we decided to forgo the grant of any equity compensation other than annual awards of stock to our directors, as discussed above. We also do not have any security ownership requirements or guidelines for our management, although we do have stock ownership guidelines for our non-employee directors. We do not currently anticipate any equity-based compensation will be granted in 2023, other than the annual grants of stock to our directors who are not employees of Contran or one of its subsidiaries or affiliates.

Compensation Committee Report. The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement. Based on the committee’s review and a discussion with management, the committee recommended that our compensation discussion and analysis be included in this proxy statement.

The members of our management development and compensation committee submit the foregoing report as of February 23, 2023.

Thomas P. Stafford Chairman of our Management Development and Compensation Committee	Cecil H. Moore, Jr. Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers. The 2022 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, our chief financial officer, each of the three other most highly compensated individuals (based on ISA charges to us) who were our executive officers at December 31, 2022, and an additional individual who served as an executive officer until December 31, 2022 is required to be included pursuant to SEC rules. All of our named executive officers were employees of Contran and provided their services to us and our subsidiaries pursuant to our ISA with Contran for each year in which they are included in the 2022 Summary Compensation Table. For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2022 Summary Compensation Table (1)

Name and Principal Position	Year	Salary		Stock Awards		Total
Michael S. Simmons (2)	2022	$663,000	(3)	$	‑0‑	$663,000
Vice Chairman of the Board

Courtney J. Riley	2022	1,077,000	(3)		‑0‑	1,077,000
President and Chief Executive Officer	2021	945,000	(3)		‑0‑	945,000
	2020	871,000	(3)		‑0‑	871,000

Andrew B. Nace	2022	698,000	(3)		‑0‑	698,000
Executive Vice President	2021	1,770,000	(3)		‑0‑	1,770,000
	2020	1,970,000	(3)		‑0‑	1,970,000

Amy A. Samford	2022	697,000	(3)		‑0‑	697,000
Executive Vice President and Chief Financial Officer	2021	398,000	(3)		‑0‑	398,000
	2020	464,000	(3)		‑0‑	464,000

John R. Powers, III (2)	2022	635,000	(3)		‑0‑	635,000
Senior Vice President and General Counsel	2021	566,000	(3)		‑0‑	566,000

Robert D. Graham (2)	2022	6,959,000	(3)		-0‑	6,959,000
Former Vice Chairman of the Board	2021	6,138,000	(3)		-0‑	6,138,000
	2020	6,675,000	(3)		-0‑	6,675,000
(1)	Certain non-applicable columns have been omitted from this table.
(2)	Mr. Graham retired as our vice chairman of the board effective December 31, 2022. Mr. Powers is one of our named executive officers only for 2021 and 2022. Mr. Simmons is one of our named executive officers only for 2022.
(3)	The amounts shown in the 2022 Summary Compensation Table as salary for each named executive officer include the portion of the fees we, CompX and Kronos Worldwide paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us, our subsidiaries and Kronos Worldwide. The ISA charges disclosed for Contran employees who perform executive officer services to us, our subsidiaries and Kronos Worldwide are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement. Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the aggregate proposed ISA fee from Contran to us, exclusive of ISA charges from Contran to CompX or Kronos Worldwide. As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held subsidiary, parent or sister company of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company. The components of salary shown in the 2022 Summary Compensation Table for each of our named executive officers are as follows.

	2020	2021	2022
Michael S. Simmons
ISA Fees:
CompX			$229,000
Kronos Worldwide			369,000
NL			65,000
			$663,000
Courtney J. Riley
ISA Fees:
CompX	$58,000	$46,000	$56,000
Kronos Worldwide	522,000	593,000	661,000
NL	291,000	306,000	360,000
	$871,000	$945,000	$1,077,000
Andrew B. Nace
ISA Fees:
CompX	$370,000	$298,000	$116,000
Kronos Worldwide	953,000	876,000	349,000
NL	647,000	596,000	233,000
	$1,970,000	$1,770,000	$698,000
Amy A. Samford
ISA Fees:
CompX	$287,000	$194,000	$292,000
Kronos Worldwide	40,000	58,000	180,000
NL	137,000	146,000	225,000
	$464,000	$398,000	$697,000
John R. Powers, III
ISA Fees:
CompX		$33,000	$37,000
Kronos Worldwide		150,000	165,000
NL		383,000	433,000
		$566,000	$635,000
Robert D. Graham
ISA Fees:
CompX	$659,000	$606,000	$719,000
Kronos Worldwide	3,623,000	3,735,000	4,570,000
NL	2,393,000	1,797,000	1,670,000
	$6,675,000	$6,138,000	$6,959,000

No Grants of Plan-Based Awards. During 2022, no named executive officer received any plan-based awards from us or our subsidiaries.

No Outstanding Equity Awards at December 31, 2022. At December 31, 2022, none of our named executive officers held outstanding stock options to purchase shares of our common stock (or common stock of our parent or subsidiary companies or Kronos Worldwide or its subsidiaries) or held any equity incentive awards for such shares.

No Option Exercises or Stock Vested. During 2022, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.

Pension Benefits. We do not have any defined benefit pension plans in which our named executive officers participate.

Nonqualified Deferred Compensation. We do not owe any nonqualified deferred compensation to our named executive officers.

Pay Ratio Disclosure. SEC rules require annual disclosure of the ratio of a registrant’s median employee’s annual total compensation to the total annual compensation of its chief executive officer. For 2022, the total annual compensation (as disclosed in the 2022 Summary Compensation Table) of Courtney J. Riley, our chief executive officer, is $1,077,000; the reasonable estimate of the median of the annual total compensation of all of our employees except our chief executive officer, calculated in a manner consistent with Item 402(u) of Regulation S-K, is $65,257; and the ratio of such two amounts is 17 to 1.

For purposes of this disclosure, our “median employee” was estimated using a simple random sample statistical sampling technique, pursuant to which we and each of our consolidated subsidiaries worldwide selected every seventh employee listed on their first payroll register for the month of October 2020. Based on such random sample of our employees, and using the 2020 base salary (or equivalent for hourly employees) for each employee in the random sample as reflected in our payroll records, the median employee was estimated by determining the employee in the random sample who had the median 2020 base salary (or equivalent for hourly employees). Base salary (or equivalent) amounts were annualized for any employee who had less than a full year of service during 2020. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure, except that the median employee that we identified in October 2020 left the company during 2021. As permitted by SEC rules, prior to filing our proxy statement in 2022, we identified a new median employee, whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee.

Director Compensation. Our directors who are not employees of Contran or one of its subsidiaries or affiliates are eligible for cash compensation for their service as one of our directors. The table below reflects the annual rates of their retainers for 2022.

	2022 Director
	Retainers
Each director	$40,000	*
Chair of our board	$50,000
Chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” (provided that if one person served in both capacities only one such retainer was paid)	$45,000
Other members of our audit committee	$25,000
Members of our other committees	$5,000
*	Effective July 1, 2022, the annual retainer for directors was increased from $25,000 to $40,000.

Additionally, our eligible directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees. If a non-employee director who was first elected to our board prior to 2022 dies while serving on our board of directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

As preapproved by our management development and compensation committee, on the day of each of our annual shareholder meetings, each of our eligible directors elected on that day receives a grant of shares of our common stock under our 2012 Director Stock Plan with the number of shares received by each eligible director equal in value to $20,000 (rounded up or down to the nearest 50 shares), based on the closing price of a share of our common stock on the date of grant, but not more than 10,000 shares. These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws. Our corporate governance guidelines include stock ownership guidelines for our non-employee directors (that is, directors who are not employed by us or one of our affiliates), which provide that non-employee directors may not sell shares of our common stock acquired as part of the annual stock grants unless, immediately after any such sale, they will hold a number of shares of our common stock (including shares owned by their immediate family members residing in the same household) having a value of at least three times our base annual cash retainer for service as a director.

The following table provides information with respect to compensation each of our eligible directors earned for their 2022 director services provided to us.

2022 Director Compensation (1)

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash (2)	Awards (3)	Compensation		Total
Loretta J. Feehan (4)	$90,500	$20,050	$ ‑0‑		$110,550
R. Colin Gouveia (4) (5)	36,500	20,050	‑0‑		56,550
John E. Harper (4)	85,500	20,050	‑0‑		105,550
Meredith W. Mendes (4)	85,500	20,050	‑0‑		105,550
Cecil H. Moore, Jr. (4)	90,500	20,050	‑0‑		110,550
Thomas P. Stafford (4)	70,500	20,050	15,000	(6)	105,550
(1)	Certain non-applicable columns have been omitted from this table.
(2)	Represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2022.
(3)	Represents the value of 2,500 shares of our common stock we granted to each of these directors on May 19, 2022. For the purposes of this table, we valued these stock awards at the $8.02 closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(4)	In addition to the fees disclosed, in 2022 Ms. Feehan received compensation from CompX and Kronos Worldwide, and Ms. Mendes, Gen. Stafford (ret.) and Messrs. Gouveia, Harper and Moore also received compensation from Kronos Worldwide, for their director services provided to each of such corporations, as applicable. For 2022, they each earned the following for these director services:

	Fees Earned or	Stock
Name	Paid in Cash (a)	Awards (b)	Total
Loretta J. Feehan
CompX Director Services	$88,500	$19,638	$108,138
Kronos Worldwide Director Services	89,500	19,776	109,276
	$178,000	$39,414	$217,414
R. Colin Gouveia
Kronos Worldwide Director Services	$35,500	$19,776	$55,276

John E. Harper
Kronos Worldwide Director Services	$84,500	$19,776	$104,276

Meredith W. Mendes
Kronos Worldwide Director Services	$84,500	$19,776	$104,276

Cecil H. Moore, Jr.
Kronos Worldwide Director Services	$89,500	$19,776	$109,276

Thomas P. Stafford
Kronos Worldwide Director Services	$69,500	$19,776	$89,276
(a)	Represents cash retainers and meeting fees earned for 2022 director services.
(b)	For the purposes of this table, the stock awards comprised the following number of shares and were valued at the following closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

			Closing Price	Dollar Value
	Shares	Date of	on Date of	of Stock
Common Stock	Granted	Grant	Grant	Award
CompX Class A Common Stock	900	05/25/22	$21.82	$19,638
Kronos Worldwide Common Stock	1,200	05/18/22	16.48	19,776

(5)	Mr. Gouveia resigned as a member of our board of directors, effective December 13, 2022.
(6)	Gen. Stafford (ret.) receives an annual lifetime benefit payment of $15,000 as a result of his service on our board of directors prior to 1987.

Pay Versus Performance. The Pay Versus Performance Table below summarizes compensation values previously reported in the Summary Compensation Table of our proxy statements and other information, as required by SEC rules. We did not use any specific financial performance measures to link executive compensation of our named executive officers to company performance for 2022; see the discussion in the Compensation Discussion and Analysis section of this proxy statement. As used in this section (including the charts below), “NEOs” means the persons designated in our proxy statement as our named executive officers for the applicable year, and “PEO” means our principal executive officer.

Pay Versus Performance Table

(a)	(b)	(b-2)	(c)	(c-2)	(d)	(e)	(f)	(g)	(h)
					Average		Value of Initial Fixed $100
					Summary	Average	Investment Based on:
	Summary	Summary	Compensation	Compensation	Compensation	Compensation		Peer
	Compensation	Compensation	Actually	Actually	Table	Actually	NL	Group	Net
	Table	Table	Paid to	Paid to	Total for	Paid to	Total	Total	Income
	Total for PEO	Total for PEO	PEO	PEO	Non-PEO	Non-PEO	Shareholder	Shareholder	(Loss)
	Graham (1)	Riley (1)	Graham (1)(2)	Riley (1)(2)	NEOs (3)	NEOs (2)(3)	Return (4)	Return (4)	($) (in
Year	($)	($)	($)	($)	($)	($)	($)	($)	thousands)
2022	n/a	1,077,000	n/a	1,077,000	1,930,400	1,930,400	56	97	36,456
2021	6,138,000	945,000	6,138,000	945,000	788,250	788,250	56	106	53,360
2020	6,675,000	n/a	6,675,000	n/a	1,256,400	1,256,400	35	101	16,103
2019	5,660,000	n/a	5,660,000	n/a	1,668,200	1,668,200	27	91	28,035
2018	4,887,000	n/a	4,887,000	n/a	2,014,250	2,014,250	25	73	(39,013)
(1)

Our only PEO for 2018 through 2020 was Robert D. Graham, and our only PEO for 2022 was Courtney J. Riley. In 2021, we had two PEOs: Mr. Graham served as our chief executive officer until June 2021, when Courtney J. Riley succeeded him in that position. Both Ms. Riley and Mr. Graham were executive officers for all of 2021, with Ms. Riley previously serving as president until her promotion in June 2021 and with Mr. Graham continuing to serve as our vice chairman; the 2021 amounts for each of them in this table reflect the full year.

(2)

For purposes of this table, the term “compensation actually paid” is the total compensation reported in the Summary Compensation Table in our proxy statement, adjusted (if applicable) as required by SEC rules; no such adjustments are applicable for the officers and years reported in this table. See the footnotes to our Summary Compensation Table in the applicable year’s proxy statement for a discussion of what we report for compensation for our named executive officers who are Contran employees and perform services to us and our subsidiaries pursuant to the ISA.

(3)	The non-PEO NEOs for each year were as follows:

2022: Michael S. Simmons, Andrew B. Nace, Amy A. Samford, John R. Powers, III, Robert D. Graham

2021: Andrew B. Nace, Amy A. Samford, Patricia A. Kropp, John R. Powers, III

2020: Courtney J. Riley, Andrew B. Nace, Amy A. Samford, Clarence B. Brown, III, Kelly D. Luttmer

2019: Courtney J. Riley, Kelly D. Luttmer, Andrew B. Nace, Amy A. Samford, Gregory M. Swalwell

2018: Courtney J. Riley, Gregory M. Swalwell, Kelly D. Luttmer, Andrew B. Nace

(4)

Total shareholder return (TSR) amounts show the value at December 31 of each year, assuming an original investment of $100 at December 31, 2017 and reinvestment of cash dividends and other distributions to stockholders. For the peer group TSR, the peer group is the same as in our performance graph in Part II, Item 5 of our annual report on Form 10-K for the fiscal year ended December 31, 2022: the S&P 500 Industrial Conglomerates Index.

The following chart shows the relationship between the amounts in columns (c) and (c-2) and in column (e) of the Pay Versus Performance Table, and the total shareholder return (TSR) amounts in columns (f) and (g) of the Pay Versus Performance Table. It also shows the relationship between our TSR and the peer group TSR.

The following chart shows the relationship between the amounts in columns (c) and (c-2) and in column (e) of the Pay Versus Performance Table, and our net income as shown in column (h) of the Pay Versus Performance Table.

Compensation Policies and Practices as They Relate to Risk Management. We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. In reaching this conclusion, we considered the following:

●	we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISAs with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;
●	certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;
●	certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:
o

the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o

there exist ceilings for our other CompX and Kronos Worldwide key employee bonuses (which are not a significant part of their compensation) regardless of the actual level of our financial performance achieved;

●	our officers and other persons who provide services to us under our ISAs with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our shareholders;
●	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our shareholders; and
●	our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants. Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us. Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2022 our executive officers, directors and 10% shareholders complied with all applicable filing requirements under section 16(a).

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy. From time to time, we engage in transactions with affiliated companies. Pursuant to our Policy Regarding Related Party Transactions, or RPT Policy, all related party transactions (as defined in the RPT Policy) to which we are or are proposed to be a party are approved or (where permitted) ratified by our audit committee (unless another committee of our board of directors composed solely of independent directors, or all of the independent directors of our board, shall have approved the related party transaction).  For certain ongoing related party transactions to which we are a party (referred to as ordinary course of business related party transactions), such approval or ratification shall occur no less frequently than once a year. The RPT Policy is available on our website at www.nl-ind.com under the company-corporate governance section.

During 2022, our audit committee reviewed, adopted and ratified the following ordinary course of business related party transactions to which we are a party in accordance with the terms of such RPT Policy, each of which was part of an ongoing program or agreement that had been previously approved:

●	Risk management program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group purchase insurance coverage and risk management services, with the costs thereof apportioned among the participating companies; and

●	Tax sharing agreement – our tax sharing agreement with Valhi, pursuant to which cash payments for income taxes are periodically paid by us to Valhi or received by us from Valhi, as applicable (such tax sharing agreement being appropriate, given that we and our qualifying subsidiaries are members of the consolidated U.S. federal income tax return, and certain state and local jurisdiction income tax returns, of which Contran is the parent company).

Each of these ordinary course of business related party transactions, and the actions taken by the audit committee in fulfilling its duties and responsibilities under the RPT Policy, are more fully described below.  Our audit committee was not required to approve and ratify the fee we paid to Contran in 2022 under our intercorporate services agreement with Contran, because such intercorporate services fee is approved by all of the independent directors of our board, as more fully described below. Our audit committee was also not required to approve and ratify the secured revolving credit facility with Valhi, as extended in November 2022, which provides for loans by Valhi to NLKW of up to $50 million, because such loan facility was approved by all of the independent directors of our board, as more fully described below. During 2022, we were not a party to any other related party transactions (ordinary course of business related party transactions or otherwise) requiring approval or ratification under the RPT Policy.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Lisa K. Simmons and the Family Trust may be deemed to control us. We and other entities that may be deemed to be controlled by or related to Ms. Simmons and the Family Trust sometimes engage in the following:

●	intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and
●	common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future. In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness. Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Ms. Simmons and the Family Trust.

Certain directors or executive officers of CompX, Contran, Kronos Worldwide or Valhi also serve as our directors or executive officers. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests. In such an event, we implement such procedures as are appropriate for the particular transaction and as are consistent with the provisions of the RPT Policy.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs. Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, insurance claims management, risk management, real estate management, environmental management, treasury, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business. The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs. Generally, each of the ISAs renews on a quarterly basis subject to termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer. See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2022 fee charged to us under our ISA with Contran.

The following table sets forth the fees paid by us, our subsidiaries and Kronos Worldwide to Contran in 2022 and the amount anticipated to be paid to Contran in 2023 for services Contran provided, or will provide, us, our subsidiaries and Kronos Worldwide under the various ISAs, including the services of all of our named executive officers.

		Fees Expected to
	Fees Paid to	be Paid to
	Contran under	Contran under
Recipient of Services from Contran under an ISA	the ISAs in 2022	the ISAs in 2023

	(In millions)
NL Industries, Inc.	$5.7	$5.1
Kronos Worldwide, Inc.	24.4	22.6
CompX International Inc.	3.4	3.1
Total	$33.5	$30.8

Risk Management ProgramError! Bookmark not defined.. We and Contran participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance coverage and risk management services. The program apportions its costs among the participating companies.

Tall Pines is a captive insurance company wholly owned by Valhi that underwrites certain insurance policies to Contran and certain of its subsidiaries and related entities, including us. Tall Pines purchases reinsurance from highly rated (as determined by A.M. Best or other internationally recognized ratings agency) third-party insurance carriers for substantially all of the risks it underwrites. Consistent with insurance industry practices, Tall Pines receives commissions from reinsurance underwriters and/or assesses fees for certain of the policies that it underwrites. Insurance policies that are not underwritten by Tall Pines are purchased from third-party insurance carriers with an A.M. Best Company rating of generally at least an “A-” (excellent) or equivalent rating.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, and in the event that the available coverage under a particular policy would become exhausted by one or more claims, Contran and certain of its subsidiaries and affiliates, including us, have entered into a loss sharing agreement under which any uninsured loss arising because the available coverage had been exhausted by one or more claims will be shared ratably by those entities that had submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risk associated with the potential for any uninsured loss.

Following our sale of EWI’s insurance and risk management business to a third party in November 2019, the third-party brokerage and risk management company that purchased the business became the broker for Contran’s and our insurance policies and Tall Pines’ reinsurance policies and provides risk management services for Contran and its subsidiaries, including us. Accordingly, Contran and its subsidiaries and affiliates participating in the combined risk management program continue to have access to the experienced risk management personnel formerly with EWI, including in the areas of loss controls and claims management.

During 2022, we, CompX and Kronos Worldwide paid approximately $24.3 million under the combined risk management program, including approximately $6.2 million paid by LPC. These amounts principally represent premiums and fees for insurance, including approximately $18.2 million (of which $4.7 million was paid by LPC) for policies underwritten by Tall Pines. These amounts also include reimbursements to insurers or reinsurers of claims within the insured’s applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on behalf of the insured, as well as amounts for risk management services and various other third-party fees and expenses incurred by the program. We expect that these relationships will continue in 2023.

In October 2022, our management made a presentation to our audit committee regarding our participation in the combined risk management program. Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

●	the premiums for the insurance policies are set by the underwriters for the insurance or reinsurance carriers bearing the risk, which in almost all cases are third parties (and where Tall Pines retains risk, the premiums are based on quotes provided by third parties), without any markup by Tall Pines or the combined risk management program;
●	the method by which the insurance premiums are allocated among the companies participating in the risk management program is generally the same as the basis used by the insurance or reinsurance carriers to establish the premiums for such insurance/reinsurance (i.e. the dominant premium factor, which is the factor that has the greatest impact on the premium, such as revenues, payroll or employee headcount);
●	the commissions received by Tall Pines from the reinsurance underwriters and the fees assessed by Tall Pines for certain policies it underwrites are in amounts equal to the commissions or fees which would be received by third-party underwriters;

●	the insurance coverages provided to us by the risk management program are sufficient and adequate for our purposes; and
●	the benefits of our participation in the risk management program include, among others, (a) greater spread of risk among the companies participating in the risk management program provides us with the ability to obtain broader coverage, with strong/solvent underwriters, at a reduced cost as compared to the coverage and cost that would be available if we were to purchase insurance on a stand-alone basis, (b) the ability to obtain centralized premium and claims reporting, and (c) the ability to have access to experienced risk management personnel, including in the areas of loss controls and claims processing.

As part of such presentations, our chief financial officer, after consultation with other members of our management, advised the committee of her belief that our participation in the risk management program, including the allocation of its costs among us and the other entities participating in the risk management program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties. She then provided the committee with her recommendation that the committee approve, adopt and ratify our participation in the risk management program in all respects.

After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the risk management program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the risk management program in all respects.

During 2022, the audit committees of Kronos Worldwide and CompX approved and ratified their participation in the risk management program in accordance with the terms of their own related party transaction policies.

Tax Matters. We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.” We are also a party to a tax sharing agreement with Contran and Valhi. As a member of the Contran Tax Group and pursuant to the tax sharing agreement, we and our qualifying subsidiaries compute our provision for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreement and using tax elections made by Contran, we make payments to or receive payments from Valhi in amounts we would have paid to or received from the U.S. Internal Revenue Service had we not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are limited to amounts previously paid under the tax sharing agreement. We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions, and the terms of the tax sharing agreement also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group. Under our tax sharing agreement, Valhi has agreed to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax sharing agreement.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis. In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections. For 2022, pursuant to our tax sharing agreement we made net cash payments for income taxes to Valhi of approximately $1.1 million and pursuant to Kronos Worldwide’s tax sharing agreement Kronos Worldwide made net cash payments for income taxes to Valhi of approximately $15.9 million.

In February 2022, our management made a presentation to our audit committee regarding our tax sharing agreement with Contran and Valhi. Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

●	the tax sharing agreement is consistent with accounting principles generally accepted in the United States of America, and consistent with applicable law and regulations; and
●	our income tax accounts are included in the scope of the annual audit of our consolidated financial statements performed by PwC, and PwC makes periodic reports to the committee regarding income tax matters related to us.

As part of such presentation, our chief financial officer and our vice president, tax advised the committee of their belief that the terms of the tax sharing agreement are consistent with the terms of applicable law and regulations, and are fair and reasonable to us, and are on terms no less favorable than would be present if we were not a party to the tax sharing agreement, and provided the committee with their recommendation that the committee approve, adopt and ratify the tax sharing agreement in all respects.

After considering the information contained in the presentation, including the recommendation of our chief financial officer and our vice president, tax, and following further discussion and review by the audit committee, our audit committee determined that the terms of the tax sharing agreement are fair and reasonable to us and on terms no less favorable than would be present if we were not a party to the tax sharing agreement, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the tax sharing agreement in all respects.

During 2022, Kronos Worldwide’s audit committee approved and ratified Kronos Worldwide’s tax sharing agreement with Valhi and Contran in accordance with the terms of Kronos Worldwide’s related party transaction policy.

Related Party Loans for Cash Management Purposes. From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes pursuant to our cash management program. When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When we have outstanding indebtedness, we may still decide to enter into a loan to a related party either because the interest rate on the loan to the related party is at a higher rate of return as compared to the interest rate we are paying on our outstanding indebtedness, or the funds we would be loaning to the related party would not otherwise be used to pay down the outstanding indebtedness (such as, for example, in the case when the outstanding indebtedness has a maturity longer than the maturity of the loan to the related party). When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

During 2022, Kronos Worldwide had an unsecured revolving promissory note with Valhi whereby Kronos Worldwide agreed to loan Valhi up to $30 million, bearing interest at the prime rate plus 1.00% (8.5% at December 31, 2022), payable quarterly, with all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2023. At December 31, 2022, this unsecured revolving promissory note was amended to reduce the borrowing limit to $25 million and extend the demand period to no earlier than December 31, 2024. The agreement contains no financial covenants or other financial restrictions. Loans made to Valhi at any time under the agreement are at Kronos Worldwide’s discretion. During 2022, Kronos Worldwide made no loans to Valhi, Valhi made no repayments, and no principal was outstanding under the loan. At December 31, 2022, there was no outstanding balance of such loan to Valhi. During 2022, Kronos received aggregate unused commitment fees under this note of approximately $0.2 million. During 2022, Kronos Worldwide’s audit committee approved and ratified its loan to Valhi in accordance with the terms of its own related party transaction policy.

During 2022, CompX had an unsecured revolving promissory note with Valhi whereby CompX agreed to loan Valhi up to $30 million, bearing interest at the prime rate plus 1.00% (8.5% at December 31, 2022), payable quarterly, with all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2023. At December 31, 2022, this unsecured revolving promissory note was amended to reduce the borrowing limit to $25 million and to extend the demand period to no earlier than December 31, 2024. The agreement contains no financial covenants or other financial restrictions. Loans made to Valhi at any time under the agreement are at CompX’s discretion. During 2022, CompX made aggregate loans to Valhi of $24.3 million, Valhi repaid an aggregate of $29.8 million, and the largest amount of principal outstanding under the loan was $19.1 million. At December 31, 2022, the outstanding balance of such loan to Valhi was $13.2 million. During 2022, CompX earned aggregate interest under this note (including unused commitment fees) of approximately $1.0 million. During 2022, CompX’s audit committee approved and ratified its loan to Valhi in accordance with the terms of its own related party transaction policy.

Secured Loan from Valhi. In November 2016, we entered into a financing transaction with Valhi. Previously, and in contemplation of the financing transaction described herein, we formed NLKW and capitalized it with 35.2 million shares of the common stock of Kronos Worldwide held by us.

The financing transaction consisted of two steps. Under the first step, NLKW entered into a $50 million revolving credit facility (the “Valhi Credit Facility”) pursuant to which NLKW can borrow up to $50 million from Valhi (with such commitment amount subject to increase from time to time in Valhi’s sole discretion). Proceeds from any borrowings by NLKW under the Valhi Credit Facility would be available for one or more loans from NLKW to us in accordance with the terms of the second step of the financing transaction: a Back-to-Back Credit Facility, as described below. Outstanding borrowings under the Valhi Credit Facility bear interest at the prime rate plus 1.875% per annum, payable quarterly, with all amounts due on the maturity date. The maximum principal amount which may be outstanding from time-to-time under the Valhi Credit Facility is limited to 50% of the amount determined by multiplying the number of shares of Kronos Worldwide common stock pledged by the most recent closing price of such security on the New York Stock Exchange. Borrowings under the Valhi Credit Facility are collateralized by the assets of NLKW (consisting primarily of the shares of Kronos Worldwide common stock pledged), and 100% of the membership interest in NLKW held by us. The Valhi Credit Facility contains a number of covenants and restrictions which, among other things, restrict NLKW’s ability to incur additional debt, incur liens, and merge or consolidate with, or sell or transfer substantially all of NLKW’s assets to, another entity, and require NLKW to maintain a minimum specified level of consolidated net worth. Upon an event of default, Valhi will be entitled to terminate its commitment to make further loans to NLKW, to declare the outstanding loans (with interest) immediately due and payable, and, in the case of certain insolvency events with respect to NLKW or us, to exercise its rights with respect to the collateral. Such collateral rights include the right to purchase all of the shares of Kronos Worldwide common stock pledged at a purchase price equal to the aggregate market value of such stock (with such market value determined by an independent third-party valuation provider), less amounts owing to Valhi under the Valhi Credit Facility, with up to 50% of such purchase price being payable by Valhi in the form of an unsecured promissory note bearing interest at the prime rate plus 2.75% per annum, payable quarterly, with all amounts due no later than five years from the date of purchase, and with the remainder of such purchase price payable in cash at the date of purchase.

Contemporaneously with the entering into of the Valhi Credit Facility, NLKW entered into a $50 million revolving credit facility (the “Back-to-Back Credit Facility”) with us, pursuant to which we can borrow up to $50 million from NLKW (with such commitment amount subject to increase from time to time in NLKW’s sole discretion). Proceeds from any borrowings under the Back-to-Back Credit Facility would be available for our general corporate purposes. Outstanding borrowings under the Back-to-Back Credit Facility bear interest at the same rate and are payable on the same maturity date as are borrowings by NLKW under the Valhi Credit Facility. Borrowings under the Back-to-Back Credit Facility are on an unsecured basis; however, as a condition thereto, we pledged to Valhi as collateral for the Valhi Credit Facility our 100% membership interest in NLKW. Any outstanding borrowings under the Back-to-Back Credit Facility are eliminated in the preparation of our consolidated financial statements.

In November 2022, NLKW and Valhi entered into a first amendment to the Valhi Credit Facility to extend the latest maturity date (and consequently the latest borrowing date) under the Valhi Credit Facility from December 31, 2023 to December 31, 2030; and NLKW and NL entered into a first amendment to the Back-to-Back Credit Facility to extend the latest maturity date (and consequently the latest borrowing date) under the Back-to-Back Credit Facility from December 31, 2023 to December 31, 2030 (collectively, the “Extensions”). The related collateral arrangements remained unchanged by these amendments.

There were no borrowings or repayments under the Valhi Credit Facility during 2022, and the outstanding loan balance at December 31, 2022 was $0.5 million. During 2022, we paid an aggregate of approximately $34,000 of interest to Valhi under the facility.

Prior to execution of the Extensions, in October 2022 our management made presentations to our board of directors, including all of our independent directors, regarding the Valhi Credit Facility, as extended by the Extensions (the “Extended Valhi Credit Facility”). Among other things during such presentations, the board of directors was informed of the following (in addition to the terms of the Extended Valhi Credit Facility described above):

●	we currently have no third-party credit facility in place, and after inquiry we believe our opportunities for obtaining a credit facility from a third party on terms reasonable acceptable to us are limited; and

●	the benefits to us from having the Extended Valhi Credit Facility in place, including the NLKW structure and the associated legal protections such structure provides, and the financial resources and funding options which the Extended Valhi Credit Facility provides us and which would assist us in negotiating the resolution of claims and other contingent liabilities asserted against us.

As part of such October 2022 presentation to our board of directors, our chief financial officer, after consultation with our treasurer and other members of our management, advised the board of directors that she believed the terms of the Extended Valhi Credit Facility are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the independent directors with her recommendation that they approve the Extended Valhi Credit Facility. After considering the information contained in the presentations, including the recommendation of our chief financial officer, our independent directors approved the Extended Valhi Credit Facility.

IT Data Services Program. Contran and Kronos Worldwide participate in a combined information technology data services program that Contran provides from off-site centers for primary data processing and failover. The program’s costs are apportioned among these companies. Kronos Worldwide paid Contran $0.3 million for such services in 2022. We expect that the relationship between Kronos Worldwide and Contran with respect to these matters will continue in 2023. During 2022, the audit committee of Kronos Worldwide approved and ratified its participation in the IT data services program in accordance with the terms of its own related party transactions policy.

Office Sublease. Under the terms of a sublease agreement between Contran and Kronos Worldwide, Kronos Worldwide leases a portion of Contran’s Dallas, Texas office for use by Kronos Worldwide and certain of its North American operations. In 2022, Kronos Worldwide paid Contran $0.5 million for rent and related ancillary services under the sublease. The amounts paid by Kronos Worldwide under the sublease are based on Contran’s costs without markup. We expect that this relationship will continue in 2023. During 2022, the audit committee of Kronos Worldwide approved and ratified the sublease in accordance with the terms of its own related party transaction policy.

Repurchase of Shares by CompX from Contran. On June 1, 2022, CompX purchased from Contran the 5,900 shares of Class A common stock of CompX that Contran had owned for many years. CompX paid Contran an aggregate cash purchase price of $129,446 for the shares, with the per-share purchase price calculated as the average closing price of the stock for the ten days immediately preceding the date of the purchase. During 2022, the independent directors of CompX approved the purchase in accordance with the terms of its own related party transaction policy.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is composed of four directors and operates under a written charter adopted by the board of directors. All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Three members of our audit committee meet the audit committee financial expert requirements under the applicable SEC rules. The audit committee charter is available on our website at www.nl-ind.com under the company-corporate governance section, and our audit committee reviews the adequacy of and compliance with such charter annually.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on our internal control over financial reporting.

Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process and the audits of our consolidated financial statements and our internal control over financial reporting. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. As part of fulfilling this responsibility, our audit committee engages in an annual evaluation of, among other things, the firm’s qualifications, competence, integrity, expertise, performance, independence and communications with the committee (including these factors as they relate specifically to the firm’s lead audit engagement partner), and whether the current firm should be retained for the upcoming year’s audit. Our audit committee discusses with our independent registered public accounting firm the overall scope and plans for the audits they will perform, and the committee meets with the firm throughout the year, both with and without management being present, to monitor the firm’s execution of and results obtained from their audits. Our audit committee performs other activities throughout the year, in accordance with the responsibilities of the audit committee specified in the audit committee charter, including the oversight of the performance of internal audit and the approval or ratification of certain related party transactions in accordance with the terms of our RPT Policy, as discussed above in the Certain Relationships and Transactions section in this proxy statement.

In its oversight role, our audit committee reviewed and discussed our audited consolidated financial statements and our internal control over financial reporting with management and with PwC, our independent registered public accounting firm for 2022. Management and PwC indicated that our consolidated financial statements as of and for the year ended December 31, 2022 were fairly stated in accordance with GAAP and that our internal control over financial reporting was effective as of December 31, 2022. Our audit committee discussed with PwC and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality of management’s financial reporting process. Our audit committee and PwC also discussed any issues deemed significant by PwC or the committee, including the matters required to be discussed pursuant to the standards of the PCAOB, the rules of the SEC and other applicable regulations. PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence. Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited consolidated financial statements be included in our 2022 Annual Report on Form 10-K for filing with the SEC.

The members of our audit committee submit the foregoing report as of March 8, 2023.

Cecil H. Moore, Jr. Chairman of our Audit Committee	John E. Harper Member of our Audit Committee

Meredith W. Mendes Member of our Audit Committee	Thomas P. Stafford Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm. PwC served as our independent registered public accounting firm for the year ended December 31, 2022. Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2023. We expect PwC will be considered for appointment to:

●	review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2023 and the first quarter of 2024; and
●	audit our annual consolidated financial statements and (if required) internal control over financial reporting for the year ending December 31, 2023.

Representatives of PwC are not expected to attend our 2023 annual shareholder meeting.

Fees Paid to PricewaterhouseCoopers LLP. The following table shows the aggregate fees that PwC has billed or is expected to bill to us, CompX or Kronos Worldwide for services rendered for 2021 and 2022 that our audit committee authorized for us and our privately held subsidiaries and the CompX or Kronos Worldwide audit committees each separately authorized for its corporation and such corporation’s privately held subsidiaries. Additional fees for 2022 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2022 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual shareholder meeting. In this regard, we have similarly adjusted the audit fees shown for 2021 from the amounts disclosed in our 2022 proxy statement.

		Audit
	Audit	Related	Tax	All Other
Entity (1)	Fees (2)	Fees (3)	Fees (4)	Fees	Total

	(in thousands)
NL and Subsidiaries
2021	$698	$-0‑	$-0‑	$-0‑	$698
2022	725	‑0‑	‑0‑	‑0‑	725

Kronos Worldwide and Subsidiaries (5)
2021	4,138	22	6	‑0‑	4,166
2022	4,102	15	8	‑0‑	4,125

CompX and Subsidiaries
2021	994	‑0‑	‑0‑	‑0‑	994
2022	1,026	‑0‑	‑0‑	‑0‑	1,026

Total
2021	5,830	22	6	‑0‑	5,858
2022	5,853	15	8	‑0‑	5,876
(1)	Fees are reported without duplication.
(2)	Fees for the following services:
(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.
(3)	Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting, as applicable.
(4)	Permitted fees for tax compliance, tax advice and tax planning services.
(5)	We account for our interest in Kronos Worldwide by the equity method.

Preapproval Policies and Procedures. For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than CompX and Kronos Worldwide and their respective subsidiaries. We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s preapproval policy. Pursuant to the policy:

●	the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and
●	for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

●	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;
●	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;
●	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and
●	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the PCAOB.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm. The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2022, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries, other than CompX and Kronos Worldwide and their subsidiaries, in compliance with our preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2

NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

Background. Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its shareholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a “Say-on-Pay” proposal. Our shareholders have approved an annual frequency for these Say-on-Pay proposals, and the future frequency of the Say-on-Pay proposal is the subject of the nonbinding advisory vote in Proposal 3 (Say-When-on-Pay). After the 2023 annual meeting of shareholders, the next nonbinding shareholder advisory vote on the frequency of a Say-on-Pay proposal will be at our 2029 annual meeting of shareholders.

Say-on-Pay Proposal. This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation. The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers. This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general. Our board of directors requests that each shareholder cast a nonbinding advisory vote to adopt the following resolution:

RESOLVED, that, by the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2023 annual shareholder meeting and entitled to vote on the subject matter, the shareholders of NL Industries, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2022 Summary Compensation Table in the 2023 annual meeting proxy statement of NL Industries, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal. The Say-on-Pay proposal is nonbinding and advisory. Our shareholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required. Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal. The proposed resolution provides that the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2023 annual shareholder meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement. Accordingly, abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
NONBINDING ADVISORY PREFERRED FREQUENCY FOR SHAREHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION

Background of this Proposal. Section 14A of the Securities Exchange Act also requires a publicly held company to hold, no less frequently than every six years, a nonbinding advisory shareholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals. Publicly held companies must give shareholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the “Say-When-on-Pay” proposal. Our last Say-When-on-Pay proposal was in 2017, which our shareholders approved an annual Say-on-Pay. SEC rules require that:

●	our shareholders also have the option to abstain from making a choice; and
●	we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal. This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, shareholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting. Shareholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal. We believe that giving our shareholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.

Effect of the Proposal. This Say-When-on-Pay proposal is nonbinding and advisory. Our board of directors may decide that it is in the best interests of us and our shareholders to hold a nonbinding advisory vote on the Say-on-Pay proposal more or less frequently than the option our shareholders choose by a plurality of the affirmative votes. We currently plan to follow the nonbinding advisory vote of our shareholders on this proposal.

Vote Required. Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals. Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our shareholders. Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no effect on its outcome.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of an annual Say-on-Pay proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will, on a nonbinding advisory basis, approve an annual Say-on-Pay.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4
2023 NON-EMPLOYEE DIRECTOR STOCK PLAN

Background. The NL Industries, Inc. 2012 Director Stock Plan is administered by the management development and compensation committee of our board of directors and provides for grants of our common stock to our directors. Since 2018, the committee has only authorized grants under the 2012 plan to our directors who are not employees of Contran or one of its subsidiaries or affiliates. The 2012 plan currently has approximately 50,000 remaining shares of our common stock authorized to be issued under that plan, before the grants that will be made on the day of our 2023 annual shareholder meeting as preapproved by our management development and compensation committee.

Instead of amending the 2012 plan to add authorized shares and make certain other updates, our board of directors has authorized the replacement of the 2012 plan with a new 2023 Non-Employee Director Stock Plan. Under the 2023 plan, only Non-Employee Directors are eligible for grants, which is consistent with what has been granted under the 2012 plan in practice since 2018. Our board of directors adopted the 2023 plan on February 23, 2023, and it will be effective if and when the shareholders approve it at the 2023 annual meeting of our shareholders to be held on May 18, 2023. If the 2023 plan is approved by our stockholders, our board of directors has authorized the termination of the 2012 plan on June 30, 2023. The text of the 2023 Non-Employee Director Stock Plan is attached as Exhibit A to this proxy statement. The description of the 2023 plan in this proxy statement is qualified in its entirety by reference to the complete text of the plan in Exhibit A.

Description of the 2023 Non-Employee Director Stock Plan

Purpose. The purpose of the 2023 Non-Employee Director Stock Plan is to replace the 2012 Director Stock Plan with a plan that is limited to grants of our common stock to our Non-Employee Directors and to continue to advance our interests and those of our shareholders by providing incentives to our Non-Employee Directors to contribute to our strategic and long-term performance objectives and growth.

Grants and Eligible Persons. The 2023 Non-Employee Director Stock Plan provides solely for grants of shares of our common stock to our Non-Employee Directors. Employees of Valhi, Contran and their respective majority-owned subsidiaries all currently fall outside of the definition of Non-Employee Directors under the 2023 Plan. Other than Mr. Simmons and Ms. Riley, all our current directors are currently eligible to participate in the 2023 Non-Employee Director Stock Plan. These grants of our common stock are issued free of restrictions on transfer (other than restrictions imposed by federal or state securities laws, as applicable) and free of forfeiture conditions.

Administration. Generally, a committee of the board of directors consisting of two or more individuals administers the 2023 Non-Employee Director Stock Plan. The 2023 plan provides that the management development and compensation committee is the initial committee to administer the plan. If the board of directors chooses, it may administer the 2023 plan. The 2023 plan requires that the members of the committee administering the plan satisfy certain independence requirements so that the members are “nonemployee directors” as defined in Rule 16b-3 promulgated by the SEC under Section 16 of the Securities Exchange Act and meet any applicable independence requirements of any stock exchange or other market quotation system on which shares of our common stock are listed or traded. The SEC Rule 16b-3 requirements exempt grants to our executive officers from certain liabilities associated with short-swing trading in our common stock within any six-month period. Members of the committee or board of directors administering the 2023 plan would be eligible to receive grants of common stock under the plan.

The committee or board of directors administering the 2023 plan determines the directors to whom it grants shares of our common stock and the timing and number of shares of such grants. In addition, the committee or board of directors administering the plan can construe and interpret the plan and any grant under the plan and make all other determinations deemed necessary or advisable for the administration of the plan.

Number of Shares Subject to the 2023 Non-Employee Director Stock Plan. The 2023 plan reserves a maximum of 200,000 shares of our common stock, subject to certain adjustments. The shares of our common stock to be issued under the plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three.

Annual Limit on 2023 Plan Awards to an Individual. The shares of our common stock that may be granted to any one director in any calendar year under the 2023 plan shall not exceed 10,000 shares.

Adjustments in Shares of Common Stock. Under the 2023 Non-Employee Director Stock Plan, if any change in the outstanding shares of our common stock occurs by reason of an extraordinary or unusual event (such as stock splits, stock dividends, or reverse stock splits), the committee or board of directors administering the plan shall make equitable adjustments to the maximum number of shares of our common stock available for grants under the plan or to any director under the plan in any calendar year.

Effectiveness of Rights as Shareholders. In all events, a director has no rights as a shareholder with respect to a grant of shares of common stock under the 2023 plan until the date of issuance of the stock certificate representing such shares (or, in the case of uncertificated shares, the book-entry registration of such common shares in the name of the applicable director). Except when the committee or board of directors administering the plan exercises its discretion to make an equitable adjustment for an extraordinary event described in the previous subsection, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

Termination. The 2023 Non-Employee Director Stock Plan terminates upon the adoption of a resolution by our board of directors terminating this plan or when no more shares of our common stock are authorized to be issued under the plan.

Plan Amendment or Suspension. Our board of directors may amend or suspend the 2023 Non-Employee Director Stock Plan at any time. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of a grant under the plan without such recipient’s written consent.

Registration of Valhi Common Stock under the 2023 Non-Employee Director Stock Plan. We intend to register the issuance of the shares of our common stock under the 2023 Non-Employee Director Stock Plan with the SEC.

Federal Income Tax Consequences. The following is a summary of the principal current federal income tax consequences of grants of shares of our common stock under the 2023 Non-Employee Director Stock Plan. It does not describe all federal tax consequences under the plan, nor does it describe state, local or foreign tax consequences.

Since there will be no restrictions on the shares of our common stock granted to a Non-Employee Director under the 2023 Non-Employee Stock Plan, the receipt of such shares under the plan by a director will generally be subject to tax at ordinary income rates for the fair market value of the shares on the date of grant. We will send the director a Form 1099-MISC, or other appropriate form, reporting as miscellaneous income the fair market value of the grant, which form may also report any other miscellaneous compensation the director received from us in that calendar year, such as the cash fees we paid the director. Generally, we will be entitled to a corresponding federal income tax deduction at the same time and in the same amount as the ordinary income a director recognizes as a result of a stock grant under the plan.

Plan Benefits. Since the grants of our common stock to our directors under the 2023 Non-Employee Director Stock Plan are at the discretion of the committee or board of directors administering the plan, the number of shares of our common stock and the director recipients of such shares are presently indeterminable. However, it is anticipated that the management development and compensation committee will adopt the same formula for stock grants to directors under the 2023 Non-Employee Director Stock Plan as the committee used in 2022 under the 2012 Director Stock Plan (that is, a grant to each eligible director equal in value to $20,000 (rounded up or down to the nearest 50 shares), based on the closing price of a share of our common stock on the date of grant), subject to the maximum annual grant to any one director under the 2023 plan of 10,000 shares. Assuming, for illustrative purposes only, that the committee uses this formula for a grant in 2024 and that the price of NL’s common stock on the date of grant is $6.81 (which is the closing price of NL’s common stock on December 30, 2022), a total of 2,950 shares with a value of $20,090 on the date of grant would be granted to the five current Non-Employee Directors as a group in 2024.

Vote Required. The affirmative votes of the majority of the shares present in person or represented by proxy at the 2023 annual shareholder meeting and entitled to vote on the subject matter will be the requisite vote to approve the 2023 Non-Employee Director Stock Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of the 2023 Non-Employee Director Stock Plan. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will approve the 2023 Non-Employee Director Stock Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2023 NON-EMPLOYEE DIRECTOR STOCK PLAN.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2022 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is included as part of the annual report made available to our shareholders with this proxy statement and may also be accessed on our website at www.nl-ind.com.

SHAREHOLDERS SHARING THE SAME ADDRESS

Shareholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. You should notify your brokerage firm or other nominee if:

●	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or
●	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2022 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2022 Annual Report to Shareholders or this proxy statement without charge, please mail your request to the attention of Jane R. Grimm, corporate secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620, or call her at 972.233.1700.

NL Industries, Inc.

Dallas, Texas
March 29, 2023

Exhibit A

NL Industries, Inc.

2023 Non-Employee Director Stock Plan

Section 1.  Purpose.  The purpose of this Plan is to advance the interests of NL and its shareholders by providing incentives to its non-employee directors to contribute to the strategic and long-term performance objectives and growth of NL.

Section 2.  Definitions.  The following terms shall have the meanings indicated:

(a)“Affiliate” shall mean any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, NL, where “control” for purposes of this definition means owning a majority of the outstanding voting stock or voting power.

(b)“Board” shall mean the board of directors of NL.

(c)“Committee” shall mean a committee of the Board, if any, designated by the Board to administer this Plan that is comprised of not fewer than two directors and shall initially mean the management, development and compensation committee of the Board.  The membership of the Committee or any successor committee (i) shall consist of “nonemployee directors” (as defined in Rule 16b-3) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Rule 16b-3 and (ii) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed or traded.  References to the Committee hereunder shall include the Board where appropriate.

(d)“Company” shall mean NL and any parent or privately held subsidiary of NL.

(e)“Common Shares” shall mean shares of common stock, par value $0.125 per share, of NL and stock of any other class into which such shares may thereafter be changed.

(f)“Effective Date” shall mean May 18, 2023.

(g)“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

(h)“Grant” shall mean a grant of Common Shares to a Non-Employee Director under this Plan.

(i)“NL” shall mean NL Industries, Inc., a New Jersey corporation, and any of its privately held subsidiaries.

(j)“Non-Employee Director” shall mean a member of the board of directors of NL who is not an employee of NL or of any Affiliate of NL.

(k)“Plan” shall mean this NL Industries, Inc. 2023 Non-Employee Director Stock Plan, as it may be amended from time to time.

(l)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act and any successor rule.

Section 3.  Administration.  Unless the Board shall designate itself, this Plan shall be administered by the Committee.

The Committee has all the powers vested in it by the terms of this Plan.  Such powers shall include the exclusive authority to select the Non-Employee Directors to receive Grants under this Plan, and to determine the number of Common

Shares granted, the time of the Grants to be made to each Non-Employee Director selected and the terms and conditions (if any) associated with the Grants.  The Committee is authorized to interpret this Plan and to make any other determinations that it deems necessary or desirable for the administration of this Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Grant in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.  Any decision of the Committee in the interpretation and administration of this Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their members or any officer of NL to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Grants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.  In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding or suit, except for his or her own willful misconduct or as expressly provided otherwise by statute.  Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

Section 4.  Grants of Common Shares under this Plan.

(a)Maximum Number of Shares that May be Issued.  There may be issued under this Plan an aggregate of not more than 200,000 Common Shares, subject to adjustment as provided in Section 5.  Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.  The number of Common Shares that may be issued to a Non-Employee Director under this Plan may not exceed 10,000 shares in any calendar year.

(b)Rights with Respect to Common Shares and Other Securities.  Except as provided in Section 5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.  In all events, a Non-Employee Director who receives a Grant shall have no rights as a shareholder with respect to such Common Shares represented by such Grant until the issuance to him or her of a stock certificate representing such shares (or, in the case of uncertificated shares, the book-entry registration of such Common Shares in the name of the applicable Non-Employee Director).

Section 5.  Dilution and Other Adjustments.  In the event of any change in the outstanding Common Shares by reason of any stock split, stock dividend, reverse stock split or other extraordinary or unusual event which the Committee, in its discretion, determines has a similar effect, then the Committee shall make an equitable adjustment to the maximum number of Common Shares available for issuance (i) under this Plan and (ii) to any Non-Employee Director under this Plan in any one calendar year, in each case to reflect the effect of such event, with determinations made by the Committee to be final, conclusive and binding for all purposes of this Plan.

Section 6.  Miscellaneous Provisions.

(a)No fractional shares may be delivered under a Grant, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

(b)Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Non-Employee Directors, whether or not such Non-Employee Directors are similarly situated.  Such determinations shall include the right to exercise discretion to reduce prior to its grant date the amount of a

Grant made to any Non-Employee Director; provided, however, the exercise of discretion shall not have the effect of increasing any Grant that is payable to any Non-Employee Director.

(c)No Non-Employee Director or other person shall have any claim or right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Grant, contingent or otherwise, until the Common Shares represented by such Grant shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Grant applicable to such recipient (and each person claiming under or through him or her) have been met.

(d)No Common Shares shall be issued hereunder with respect to any Grant unless counsel for NL shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed or traded.

(e)It is the intent of NL that this Plan comply in all respects with Rule 16b-3 with respect to Grants, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void with respect to Grants granted to executive officers of NL to the extent required to permit such Grants to comply with Rule 16b-3.

(f)The expenses of this Plan shall be borne by NL; provided, however, NL may recover from a Non-Employee Director or his or her heirs or assigns any and all damages, fees, expenses and costs incurred by NL arising out of any actions taken by a Non-Employee Director in breach of this Plan.

(g)By accepting any Grant or other benefit under this Plan, each Non-Employee Director and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by NL, the Board or the Committee.

(h)The appropriate officers of NL shall cause to be filed any reports, returns or other information regarding Grants hereunder of any Common Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed or traded.

(i)The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Grants under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the state of New Jersey.

(j)Records of NL shall be conclusive for all purposes under this Plan or any Grant, unless determined by the Committee to be incorrect.

(k)If any provision of this Plan or any specific Grant is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, the specific Grant or any other Grant, but such provision shall be fully severable, and this Plan, such specific Grant and any other Grant, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan, the specific Grant or any other Grant, as applicable.

(l)The terms of this Plan shall govern all Grants under this Plan and in no event shall the Committee have the power to authorize a Grant under this Plan that is contrary to any of the provisions of this Plan.

Section 7.  Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time from time to time by the Board.  No amendment of this Plan shall adversely affect in a material manner any right of any person with respect to any Grant previously granted without such person’s written consent.

Section 8.  Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)upon the adoption of a resolution of the Board terminating this Plan; or

(b)when no more Common Shares are authorized to be issued under this Plan.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any Grant previously granted under this Plan.

Section 9.  Effective Date.  This Plan shall be effective, and Grants awarded under this Plan, on or after the Effective Date.

ADOPTED BY THE BOARD:	February 23, 2023
APPROVED BY THE SHAREHOLDERS:	May 18, 2023
EFFECTIVE DATE:	May 18, 2023

EXECUTED to evidence this NL Industries, Inc. 2023 Non-Employee Director Stock Plan adopted by the Board on February 23, 2023 and the shareholders of NL on May 18, 2023.

NL Industries, Inc.

By:

Jane R. Grimm, Secretary

NL Industries, Inc.

Three Lincoln Centre

5430 LBJ Freeway, Suite 1700

Dallas, Texas 75240-2620

NL INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS — MAY 18, 2023

The undersigned hereby appoints Michael S. Simmons, Amy A. Samford and Jane R. Grimm, and each of them, proxy      for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2023 Annual Meeting of Shareholders (the “Meeting”) of NL Industries, Inc., a New Jersey corporation (“NL”), to be held at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas,Texas 75240-2620 on Thursday, May 18, 2023, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card. If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or proposal 2 (Say-on-Pay), proposal 3 (Say-When-on-Pay) or proposal 4 the agents will vote “FOR” each such nominee for election as a director, “FOR” proposals 2 and 4 and “1 YEAR” for proposal 3. To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SEE REVERSE SIDE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 18, 2023.

The proxy statement and annual report to shareholders (including NL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022) are available at

www.viewproxy.com/NLIndustries/2023.

PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE ⌧

The Board recommends a vote FOR all nominees listed and FOR Proposal 2.

1. Director Nominees:

	FOR	WITHHOLD		FOR	WITHHOLD
01 – Loretta J. Feehan	☐	☐	05 – Courtney J. Riley	☐	☐
02 – John E. Harper	☐	☐	06 – Michael S. Simmons	☐	☐
03 – Meredith W. Mendes	☐	☐	07 – Thomas P. Stafford	☐	☐
04 – Cecil H. Moore, Jr.	☐	☐

2. Nonbinding advisory vote approving named executive officer compensation. ☐ FOR ☐ AGAINST ☐ ABSTAIN	3.Nonbinding advisory vote on the preferred frequency of executive officer compensation votes. ☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN
4.Approval of the 2023 Non-Employee Director Stock Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

I plan on attending the meeting ☐

Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

CONTROL NUMBER

Signature of Stockholder Date

Signature of Stockholder Date

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

(
INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/NL Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.